UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2014, we held our 2014 Annual Meeting of Stockholders. At the annual meeting, our stockholders (i) elected each of the director nominees named below to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal; (ii) approved, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting; and (iii) ratified the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014. The tables below set forth the results of the vote of our stockholders for the annual meeting.

Proposal 1: The election of directors

Director Nominee	For	Withheld	Broker Non-Votes
Jack Lief	70,111,735	2,697,817	108,145,013
Dominic P. Behan, Ph.D., D.Sc.	70,574,440	2,235,112	108,145,013
Donald D. Belcher	71,120,480	1,689,072	108,145,013
Scott H. Bice	70,593,268	2,216,284	108,145,013
Harry F. Hixson, Jr., Ph.D.	70,920,783	1,888,769	108,145,013
Tina S. Nova, Ph.D.	71,085,590	1,723,962	108,145,013
Phillip M. Schneider	70,656,264	2,153,288	108,145,013
Christine A. White, M.D.	70,832,036	1,977,516	108,145,013
Randall E. Woods	71,180,126	1,629,426	108,145,013

Proposal 2: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement for the annual meeting

Votes for approval	64,423,704
Votes against approval	7,652,892
Abstentions	732,956
Broker non-votes	108,145,013

Proposal 3: Ratification of the Appointment of KPMG LLP

Votes for approval	176,139,818
Votes against approval	3,583,909
Abstentions	1,230,838
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Executive Vice President, General Counsel and Secretary

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